UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2019

Agora Holdings, Inc.
(Exact name of registrant as specified in its charter)
Utah
(State or other jurisdiction of incorporation)

000-55686	61-1673166
(Commission File Number)	(IRS Employer Identification No.)

1136 Centre Street Unit 228 Thornhill, Ontario, Canada L4J 3M8
(Address of principal executive offices) (Zip Code)

(844) 625-8896
(Registrant's telephone number, including area code)

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2019, the controlled subsidiary of Agora Holdings Inc. (the "Company"), eSilkroad Network Limited ("ESR") of Hong Kong entered into a binding Term Sheet with Tianjin Eastraise Business Technology Co., Ltd. ("TEBT") and its controlling shareholder, Ms. Wu Honghua ("Honghua") in order to conclude an Investment Agreement and Strategic Partnership Agreement in the next thirty days, making TEBT the Company's first strategic operating partner in China.

The agreed framework relative to the partnership and investment agreements included in the binding Term Sheet include the following key provisions:

-
Acquisition by Hongua of 2,245 shares of ESR for total consideration of $1.6 M US Dollars payable by way of $600,000 in capital contribution and $1M in cash, which shareholdings, after the closing of the agreements will result in Honghua becoming a 10% stakeholder in ESR;

-
Agreement to expend US$1M during 2019 on marketing of the partnered ChinaExporter.com and eSilknet platforms in order to introduce the expanded services to the ChinaExporter.com userbase to secure an estimated 24,000 users during fiscal 2019;

-
A fee sharing partnership which will provide for the allocation of registration fees between TEBT and ESR based on a series of pricing thresholds for services to be provided on the eSilknet platform.  Fees are annually recurring for use of the eSilknet platform.

-	TEBT and/or Honghua shall have a first right of refusal to acquire up to an additional 15% ownership in ESR on the same terms and conditions of any investment offer from investors in China.

Following the completion of the transaction, the Company's ownership interest in ESR will be reduced from 51% to 45.8% percent control.

A copy of the binding Term Sheet filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 8.01     OTHER EVENTS

The Company has issued a press release dated January 23, 2019 in respect of the transactions disclosed in Item 1.01 above.

A copy of the Press Release has been appended hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1 Binding term sheet between eSilkroad Network Limited, Wu Honghua and Tianjin Eastraise Business Technology Co., Ltd.
99.1 Press release dated January 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGORA HOLDINGS, INC.
Registrant

Date: January 23, 2019	By: /s/ Ruben Yakubov
Ruben Yakubov, President

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